EXHIBIT 99.B

SCHEDULE OF TRANSACTIONS

Name of Account	Date of Transaction	Nature of Transaction	Quantity of Shares	Price per Share
Willet Fund, LP	June 1, 2016 (1)	Open Market	56,739	$11.4261	(2)
Willet Fund, LP	June 1, 2016 (1)	Open Market	127,691	$12.7644	(3)
Willet Fund, LP	June 1, 2016 (1)	Open Market	8,233	$13.2169	(4)
Willet Fund, LP	June 1, 2016 (1)	Open Market	28,797	$13.2649	(5)
Willet Fund, LP	June 1, 2016 (1)	Open Market	6,203	$14.2219	(6)
Willet Fund, LP	June 1, 2016 (1)	Open Market	23,890	$14.1062	(7)
Blackwell Partners, LLC	June 1, 2016	Open Market	150	$13.4199	(8)
Crested Crane, LP	June 1, 2016	Open Market	380	$13.4199	(8)
Flamingo Fund, LP	June 1, 2016	Open Market	440	$13.4199	(8)
Gallopavo, LP	June 1, 2016	Open Market	1,600	$13.4199	(8)
Roadrunner Fund, LP	June 1, 2016	Open Market	1,680	$13.4199	(8)
Sandpiper Fund, LP	June 1, 2016	Open Market	2,330	$13.4199	(8)
Mallard Fund, LP	June 1, 2016	Open Market	830	$13.4199	(8)
Yellow Warbler, LP	June 1, 2016	Open Market	625	$13.4199	(8)
Kestrel Fund, LP	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	27,651	N/A	(9)
Willet Fund, LP	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	1,153	N/A	(9)
CD Fund, LP	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	11,076	N/A	(9)
Mallard Fund, LP	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	13,493	N/A	(9)
Yellow Warbler, LP	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	57,349	N/A	(9)
Redbird Life Sciences Partners, LP	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	134	N/A	(9)
CPMG, Inc.	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	113	N/A	(9)
R. Kent McGaughy, Jr.	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	25,004	N/A	(9)
Lagos Trust	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	4,591	N/A	(9)
Traweek Children’s Trust	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	280	N/A	(9)
McGaughy Escrow Account	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	2,739	N/A	(9)
James W. Traweek, Jr.	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	35	N/A	(9)
JET Land & Cattle Company, Ltd.	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	16,645	N/A	(9)
1 Thessalonians 5:18 Trust	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	7,056	N/A	(9)
Esme Grace McGaughy Trust	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	572	N/A	(9)
Mary Frances McGaughy Trust	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	572	N/A	(9)
Traweek Escrow Account	June 1, 2016	Automatic Conversion from Class B Shares to Class A Shares	2,739	N/A	(9)

1.  Due to the conditions to closing of the IPO, these purchases were not deemed to occur until closing, on June 1, 2016.
2.  This price reflects the weighted average purchase price for open-market purchase orders placed by the Reporting Person with its broker on May 26, 2016, within a $1.00 range. The actual prices for these transactions range from $11.06 to $11.85, inclusive. The Reporting Person undertakes to provide upon request by the Commission staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each separate price within the ranges set forth in footnotes (2) through (8) to this Form 4.
3.  This price reflects the weighted average purchase price for open-market purchase orders placed by the Reporting Person with its broker on May 26, 2016, within a $1.00 range. The actual prices for these transactions range from $12.12 to $13.00, inclusive.
4.  This price reflects the weighted average purchase price for open-market purchase orders placed by the Reporting Person with its broker on May 26, 2016, within a $1.00 range. The actual prices for these transactions range from $13.17 to $13.25, inclusive.
5.  This price reflects the weighted average purchase price for open-market purchase orders placed by the Reporting Person with its broker on May 27, 2016, within a $1.00 range. The actual prices for these transactions range from $12.99 to $13.50, inclusive.
6.  This price reflects the weighted average purchase price for open-market purchase orders placed by the Reporting Person with its broker on May 27, 2016, within a $1.00 range. The actual prices for these transactions range from $14.00 to $14.3099, inclusive.
7.  This price reflects the weighted average purchase price for open-market purchase orders placed by the Reporting Person with its broker on May 31, 2016, within a $1.00 range. The actual prices for these transactions range from $13.74 to $14.48, inclusive.
8.  This price reflects the weighted average purchase price for open-market purchases on June 1, 2016, within a $1.00 range. The actual prices for these transactions range from $13.32 to $13.50, inclusive.
9.  These Class B Shares were converted into Shares on a one-for-one basis for no additional consideration.